Exhibit 99.1

Brooks Automation Reports Results of Second Fiscal Quarter of 2019, Ended March 31, 2019, and Announces Quarterly Cash Dividend

Solid Revenue Growth and Profitability on Strong Life Sciences and Stable Semiconductor Performance

CHELMSFORD, Mass., April 29, 2019 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS) today reported financial results for the second fiscal quarter of 2019, ended March 31, 2019.

Financial Results Summary

	Quarter Ended
Dollars in millions, except per share data	March 31,	December 31,	March 31,	Change vs.
	2019	2018	2018	Prior Qtr	Prior Year
Revenue	$198	$179	$157	11%	26%
Semiconductor Solutions Group	$113	$113	$108	0%	4%
Life Sciences	$86	$67	$49	28%	76%

Diluted EPS Continuing Operations	$(0.04)	$0.09	$0.89	(145)%	(104)%
Diluted EPS Total	$0.05	$0.20	$0.95	(76)%	(95)%

Non-GAAP Diluted EPS Cont. Operations	$0.17	$0.17	$0.18	3%	(3)%

Adjusted EBITDA	$33	$28	$25	(18)%	29%

The Company announced on August 27, 2018 it had entered into a definitive agreement to sell its Semiconductor Cryogenics business to Edwards Vacuum LLC (a member of the Atlas Copco Group).  In accordance with GAAP, the Company is reporting the operating results of the Semiconductor Cryogenics business, for all periods presented, as discontinued operations.

Management Comments

“We are pleased to report solid Q2 operating results with 26% year-over-year revenue growth.  Life Sciences grew 76% while Semiconductor Solutions remained solid with 4% growth, despite the semiconductor capital equipment slow down.  Our Semiconductor Solutions resilience is a testament to our product portfolio that serves a broadening customer base across the range of chip technologies.” commented Steve Schwartz, president and CEO. “During our first full quarter of owning GENEWIZ, that team captured 170 new customers and continued its revenue growth driven by its next-generation sequencing and Sanger sequencing capabilities.  Sample Management continued to improve with 11% year-over-year organic growth.  The second quarter results mark a transformative milestone with 43% of our revenue coming from Life Sciences.”

GAAP Summary, Second Quarter, Fiscal 2019

•

Revenue was $198 million in the second quarter, 11% higher compared to the first fiscal quarter of 2019, and 26% higher compared to the second fiscal quarter of 2018.  Revenue included $33 million from a full quarter of GENEWIZ that was acquired on November 15, 2018, compared to $16 million in the first quarter.

•

GAAP diluted EPS was $0.05 compared with $0.20 in the first quarter of 2019 and $0.95 in the second quarter of 2018.  Discontinued operations provided $0.09 and continuing operations generated a loss of $0.04 per diluted share, including a $9 million charge for early extinguishment of debt. The Company syndicated its $350 million incremental term loan incurred in connection with the GENEWIZ acquisition.

•	GAAP operating income was $14 million, an increase of 156% compared to the first quarter of 2019 and 32% higher compared with the second quarter of 2018.
•

Below operating income, net interest expense increased by $3 million compared to the first quarter, due to the full quarter of interest expense associated with the debt incurred when we acquired GENEWIZ.  The Company also reported a $1 million tax benefit in the quarter compared to a $6 million tax benefit last quarter, which had a favorable $0.08 per share impact on EPS in the prior quarter.

•

Life Sciences revenue of $86 million grew 28% compared to the first quarter of 2019.  It was up 76% on a year-over-year basis, inclusive of 11% organic growth, all attributable to Sample Management.  GENEWIZ contributed $33 million of revenue in the second quarter, compared to $16 million in the first quarter.

•	Semiconductor Solutions revenue of $113 million, grew 4% on a year over year basis and was flat compared to the first quarter of 2019.

Non-GAAP Profit Discussion for Continuing Operations

•

Non-GAAP diluted EPS from continuing operations for the quarter was $0.17 compared to $0.17 in the first quarter and $0.18 in the second quarter of 2018.  Operating margins were 12% in the second quarter, expanding 90 basis points sequentially and 60 basis points year over year on improved gross margins.  The increase in interest expense largely offset the improved operating income, as the Company raised additional debt in the middle of the prior quarter to fund the GENEWIZ acquisition.  The Company anticipates paying down a significant portion of outstanding debt upon closing the sale of the Semiconductor Cryogenics business.

•

Non-GAAP gross margins expanded to 42.0%, an improvement of 60 basis points compared to the first quarter of 2019 and 160 basis points higher than the second quarter of 2018.  Life Sciences gross margins expanded to 42.6%, up 170 basis points sequentially driven by 60 basis points improvement in Sample Management and a favorable mix benefit from additional GENEWIZ revenue.  The Semiconductor Solutions business gross margins were essentially flat sequentially at 41.6% and were 90 basis points improved compared to the second quarter of 2018.

•

Net interest expense increased $3 million sequentially in the quarter to $8 million reflecting the debt utilized to fund the GENEWIZ acquisition.  The Company expects interest expense to decrease following an anticipated reduction of debt upon closure of the sale of the Semiconductor Cryogenics business.

•

Adjusted EBITDA in the quarter was $33 million, up from $28 million in the prior quarter and $25 million in the second quarter of 2018.  The adjusted EBITDA margin expanded 100 basis points sequentially to 16.6% and reflects 40 basis points improvement from the second quarter of 2018.

•

Cash flow from operations was $16 million in the quarter generating $10 million in free cash flow.  At March 31, 2019, total debt was $543 million and the balance of cash, cash equivalents, and marketable securities was $140 million.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Pending Sale of the Semiconductor Cryogenics Business

As previously disclosed, the completion of the sale of the Company’s Semiconductor Cryogenics business is conditioned upon, among other things, certain regulatory approvals, including the approval of the Committee on Foreign Investment in the United States (CFIUS).  The Company and the buyer continue to pursue the necessary clearances and expect that the CFIUS process will conclude in the second calendar quarter.  Accordingly, the Company expects to complete the sale within the June quarter.  The Company and the buyer remain fully committed to completing the sale as expeditiously as possible.

Guidance for Fiscal Third Quarter 2019

The Company announced revenue and earnings guidance for the third quarter of fiscal 2019.  Revenue is expected to be in the range of $200 million to $210 million and non-GAAP diluted earnings per share from continuing operations is expected to be in the range of $0.13 to $0.18.  GAAP diluted earnings per share for the third quarter is expected to be in the range of $0.04 to $0.09.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on June 28, 2019 to stockholders of record on June 7, 2019.  Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Conference Call

Brooks management will webcast its second quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook.  Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay.  In addition, you may call 800-897-4662 (US & Canada only) or +1-212-231-2903 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers.  These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

Free cash flow is a non-GAAP financial measure and is defined as operating cash flow minus capital expenditures.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to statements about whether CFIUS will approve the sale of our Semiconductor Cryogenics business or the expected timing for completion of the sale, our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, the expected financial results from our recently acquired GENEWIZ business and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, the risk that CFIUS does not approve the sale of the Cryogenics business and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

About Brooks Automation, Inc.

Brooks is a leading provider of life science and semiconductor manufacturing automation solutions worldwide.  The Company applies its automation and cryogenics expertise to provide a full suite of reliable cold-chain sample management solutions across life sciences in areas such as drug development, clinical research and advanced cell therapies.  Brooks recently added global capability for gene sequencing and gene synthesis services through its strategic acquisition of GENEWIZ, expanding its sample-based services offerings.  With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision robotics, integrated automation systems and services.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia.  For more information, visit www.brooks.com.

INVESTOR CONTACTS:
Mark Namaroff

Director, Investor Relations

Brooks Automation

978.262.2635

Mark.namaroff@brooks.com

Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

 (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Revenue
Products	$128,056	$121,031	$253,430	$226,803
Services	70,334	35,921	124,327	72,748
Total revenue	198,390	156,952	377,757	299,551
Cost of revenue
Products	77,803	70,635	152,376	134,164
Services	40,071	23,931	72,785	48,742
Total cost of revenue	117,874	94,566	225,161	182,906
Gross profit	80,516	62,386	152,596	116,645
Operating expenses
Research and development	14,101	11,347	27,249	22,752
Selling, general and administrative	52,373	40,671	105,914	78,599
Restructuring charges	370	47	429	48
Total operating expenses	66,844	52,065	133,592	101,399
Operating income	13,672	10,321	19,004	15,246
Interest income	316	356	739	504
Interest expense	(8,018)	(2,196)	(13,308)	(4,377)
Loss on extinguishment of debt	(9,051)	—	(9,051)	—
Other expenses, net	(778)	(515)	(807)	(2,438)
Income (loss) before income taxes	(3,859)	7,966	(3,423)	8,935
Income tax benefit	(1,030)	(54,531)	(6,860)	(55,181)
Income (loss) from continuing operations	(2,829)	62,497	3,437	64,116
Income from discontinued operations, net of tax	6,250	4,523	14,399	19,390
Net income	$3,421	$67,020	$17,836	$83,506
Basic net income per share:
Basic net income (loss) per share from continuing operations	$(0.04)	$0.89	$0.05	$0.91
Basic net income per share from discontinued operations	0.09	0.06	0.20	0.28
Basic net income per share	$0.05	$0.95	$0.25	$1.19
Diluted net income per share:
Diluted net income (loss) per share from continuing operations	$(0.04)	$0.89	$0.05	$0.90
Diluted net income per share from discontinued operations	0.09	0.06	0.20	0.27
Diluted net income per share	$0.05	$0.95	$0.25	$1.18

Weighted average shares outstanding used in computing net income per share:
Basic	72,077	70,220	71,760	70,340
Diluted	72,292	70,613	72,215	70,908

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

 (In thousands, except share and per share data)

	March 31,	September 30,
	2019	2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$137,217	$197,708
Marketable securities	47	46,281
Accounts receivable, net	163,653	125,192
Inventories	108,512	96,986
Prepaid expenses and other current assets	35,056	31,741
Current assets held for sale	65,005	66,148
Total current assets	509,490	564,056
Property, plant and equipment, net	97,939	59,988
Long-term marketable securities	2,795	7,237
Long-term deferred tax assets	28,012	43,798
Goodwill	492,526	255,876
Intangible assets, net	270,793	99,956
Other assets	23,250	5,294
Non-current assets held for sale	63,072	59,052
Total assets	$1,487,877	$1,095,257
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$8,114	$2,000
Accounts payable	56,934	55,873
Deferred revenue	31,200	25,884
Accrued warranty and retrofit costs	7,202	6,340
Accrued compensation and benefits	24,129	29,322
Accrued restructuring costs	586	659
Accrued income taxes payable	7,276	6,746
Accrued expenses and other current liabilities	36,294	30,405
Current liabilities held for sale	6,595	7,388
Total current liabilities	178,330	164,617
Long-term debt	535,384	194,071
Long-term tax reserves	15,037	1,102
Long-term deferred tax liabilities	15,978	7,135
Long-term pension liabilities	4,717	4,255
Other long-term liabilities	7,997	5,547
Non-current liabilities held for sale	523	698
Total liabilities	757,966	377,425
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 85,593,182 shares issued and 72,131,313 shares outstanding at March 31, 2019, 84,164,130 shares issued and 70,702,261 shares outstanding at September 30, 2018	856	841
Additional paid-in capital	1,909,684	1,898,434
Accumulated other comprehensive income	11,852	13,587
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(991,525)	(994,074)
Total stockholders' equity	729,911	717,832
Total liabilities and stockholders' equity	$1,487,877	$1,095,257

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended
	March 31,
	2019	2018
Cash flows from operating activities
Net income	$17,836	$83,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,339	17,634
Stock-based compensation	9,717	10,129
Amortization of premium on marketable securities and deferred financing costs	556	217
Earnings of equity method investments	(3,041)	(3,602)
Loss recovery on insurance claim	—	(1,103)
Deferred income tax benefit	(12,472)	(49,156)
Loss on extinguishment of debt	9,051	—
Other gains on disposals of assets	34	—
Accounts receivable	(9,654)	(16,949)
Inventories	(9,992)	(16,233)
Prepaid expenses and current assets	1,938	(17,248)
Accounts payable	(6,088)	14,899
Deferred revenue	5,410	(2,783)
Accrued warranty and retrofit costs	740	(16)
Accrued compensation and tax withholdings	(11,123)	(4,151)
Accrued restructuring costs	(57)	(1,336)
Proceeds from recovery on insurance claim	886	—
Accrued expenses and current liabilities	2,149	9,619
Net cash provided by operating activities	22,229	23,427
Cash flows from investing activities
Purchases of property, plant and equipment	(9,676)	(5,675)
Purchases of marketable securities	(1,290)	(49,560)
Sales of marketable securities	48,904	—
Maturities of marketable securities	2,557	100
Acquisitions, net of cash acquired	(442,704)	(64,988)
Proceeds from sales of property, plant and equipment	—	200
Net cash used in investing activities	(402,209)	(119,923)
Cash flows from financing activities
Proceeds from term loan, net of discount	686,386	197,554
Proceeds from issuance of common stock	1,548	1,395
Payment of financing costs	(687)	(318)
Repayment of term loan	(352,289)	(500)
Repayment of capital lease	(487)	—
Common stock dividends paid	(14,429)	(14,125)
Net cash provided by financing activities	320,042	184,006
Effects of exchange rate changes on cash and cash equivalents	(553)	4,884
Net increase (decrease) in cash and cash equivalents	(60,491)	92,394
Cash and cash equivalents, beginning of period	197,708	101,622
Cash and cash equivalents, end of period	$137,217	$194,016

Revision of Prior Period Financial Statements

During the three months ended March 31, 2019, the Company identified a misclassification related to the presentation of the product and service revenue and the cost of product and service revenue related to GENEWIZ in the Company's Consolidated Statements of Operations for the three months ended December 31, 2018. The total revenue and cost of revenue related to GENEWIZ for the three months ended December 31, 2018 were included in the product revenue and cost of revenue line items instead of the service revenue and cost of revenue line items in the Consolidated Statements of Operations in the Form 10-Q for the quarter ended December 31, 2018.  GENEWIZ was acquired during the three months ended December 31, 2018 and therefore the misclassification did not impact any other historical periods.  The misclassification had no impact on total revenue or the total cost of revenue, gross profit, operating income (loss), net income (loss), as well as basic and diluted net income (loss) per share during any of the periods presented. Additionally, the misclassification had no impact on the Company's consolidated balance sheets and consolidated statements of cash flows during any of the prior periods. Please refer to Note 1 “Basis of Presentation” to the Company’s unaudited consolidated financial statements included in the Form 10-Q for the quarter ended March 31, 2019 for further information on this reclassification.

The following table summarizes the effects of the misclassification to the three months ended December 31, 2018:

	Three Months Ended December 31, 2018
Dollars in thousands	As Previously Reported	Adjustment	As Revised
Total Company
Revenue
Products	$141,732	$(16,357)	$125,375
Service	37,636	16,357	53,993
Total Revenue	179,368	—	179,368

Cost of revenue
Products	83,481	(8,907)	74,574
Service	23,806	8,907	32,713
Total cost of revenue	$107,287	$—	$107,287

Brooks Life Science Segment
Revenue
Products	$39,931	$(16,357)	$23,574
Service	26,730	16,357	43,087
Total Revenue	$66,661	$—	$66,661

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets.  Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	March 31, 2019		December 31, 2018		March 31, 2018
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data		share		share		share
Net income (loss) from continuing operations	$(2,829)	$(0.04)	$6,266	$0.09	$62,497	$0.89
Adjustments:
Purchase accounting impact on inventory and contracts acquired	—	—	184	0.00	—	—
Amortization of intangible assets	9,405	0.13	7,776	0.11	5,611	0.08
Restructuring charges	370	0.01	59	0.00	47	0.00
Loss on extinguishment of debt	9,051	—	—	—	—	—
Merger costs	36	0.00	6,354	0.09	1,646	0.02
Adjustment of valuation allowance against deferred tax assets	—	—	—	—	(58,018)	(0.82)
Tax Reform - rate change applied to deferred tax liabilities (1)	—	—	(1,125)	(0.02)	—	—
Tax adjustments (2)	803	0.01	(4,411)	(0.06)	—	—
Tax effect of adjustments	(4,593)	(0.06)	(3,184)	(0.04)	599	0.01
Non-GAAP adjusted net income from continuing operations	$12,243	$0.17	$11,919	$0.17	$12,382	$0.18
Stock based compensation, pre-tax	5,121	0.07	4,176	0.06	5,074	0.07
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	4,353	0.06	3,550	0.05	4,313	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$16,596	$0.23	$15,469	$0.21	$16,695	$0.24

Shares used in computing non-GAAP diluted net income per share	—	72,292	—	72,165	—	70,613

	Six Months Ended
	March 31, 2019		March 31, 2018
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income from continuing operations	$3,437	$0.05	$64,116	$0.90
Adjustments:
Purchase accounting impact on inventory and contracts acquired	184	0.00	1,160	0.02
Amortization of intangible assets	17,180	0.24	11,103	0.16
Restructuring charges	429	0.01	48	0.00
Loss on extinguishment of debt	9,051	—	—	—
Merger costs	6,390	0.09	2,259	0.03
Adjustment of valuation allowance against deferred tax assets	—	—	(58,018)	(0.82)
Tax Reform - rate change applied to deferred tax liabilities (1)	(1,125)	(0.02)	(671)	(0.01)
Tax adjustments (2)	(3,608)	(0.05)	—	—
Tax effect of adjustments	(7,777)	(0.11)	(1,321)	(0.02)
Non-GAAP adjusted net income from continuing operations	24,161	0.33	18,676	0.26
Stock-based compensation, pre-tax	9,297	0.13	9,637	0.14
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	7,902	$0.11	8,191	0.12
Non-GAAP adjusted net income attributable to Brooks Automation, Inc.- excluding stock-based compensation	$32,063	$0.44	$26,867	$0.38

Shares used in computing non-GAAP diluted net income attributable to Brooks Automation, Inc. per share	—	72,215	—	70,908

(1)	Adjustments are related to U.S. Federal Tax Reform.

(2)

The Company has elected to apply the tax benefit related to the stock compensation windfall realized in the quarter ended December 31, 2018 to the non-GAAP full year tax rate and to exclude the benefit of a change in the deferred tax benefit realized in the three months ended December 31, 2018 related to a change in the Company’s state effective tax rate related to the acquisition of GENEWIZ.

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2019	2018	2018	2019	2018
GAAP net income	$3,421	$14,415	$67,020	$17,836	$83,506
Adjustments:
Less: Discontinued operations	(6,250)	(8,149)	(4,523)	(14,399)	(19,390)
Less: Interest income	(316)	(423)	(356)	(739)	(504)
Add: Interest expense	8,018	5,290	2,196	13,308	4,377
Add: Income tax provision (benefit)	(1,030)	(5,830)	(54,531)	(6,860)	(55,181)
Add: Depreciation	5,099	4,060	3,304	9,159	6,140
Add: Amortization of completed technology	2,791	2,007	982	4,798	1,886
Add: Amortization of customer relationships and acquired intangible assets	6,614	5,769	4,629	12,382	9,217
Add: Loss on extinguishment of debt	9,051	—	—	9,051	—
Earnings before interest, taxes, depreciation and amortization	$27,398	$17,139	$18,721	$44,536	$30,051

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2019	2018	2018	2019	2018
Earnings before interest, taxes, depreciation and amortization	$27,398	$17,139	$18,721	$44,536	$30,051
Adjustments:
Less: Fair value adjustment of equity method investment	—	—	—	—
Add: Stock-based compensation	5,121	4,176	5,074	9,297	9,637
Add: Restructuring charges	370	59	47	429	48
Add: Purchase accounting impact on inventory and contracts acquired	—	184	—	184	1,160
Add: Merger costs	36	6,354	1,646	6,390	2,259
Adjusted earnings before interest, taxes, depreciation and amortization	$32,925	$27,912	$25,488	$60,836	$43,155

	Quarter Ended
	March 31, 2019		December 31, 2018		March 31, 2018
Dollars in thousands	$	%	$	%	$	%
GAAP gross profit/gross margin percentage	$80,516	40.6%	$72,081	40.2%	$62,386	39.7%
Adjustments:
Amortization of completed technology	2,791	1.4	2,007	1.1	982	0.6
Purchase accounting impact on inventory and contracts acquired	—	0.0	184	0.1	—	0.0
Non-GAAP adjusted gross profit/gross margin percentage	$83,307	42.0%	$74,272	41.4%	$63,368	40.4%

	Six Months Ended
	March 31, 2019		March 31, 2018
Dollars in thousands	$	%	$	%
GAAP gross profit/gross margin percentage	$152,596	40.4%	$116,645	38.9%
Adjustments:
Amortization of completed technology	4,798	1.3%	1,886	0.6%
Purchase accounting impact on inventory and contracts acquired	184	0.0%	1,160	0.4%
Non-GAAP adjusted gross profit/gross margin percentage	$157,578	41.7%	$119,691	40.0%

	Brooks Semiconductor Solutions Group
	Quarter Ended
Dollars in thousands	March 31, 2019		December 31, 2018		March 31, 2018
GAAP gross profit/margin percentage	$45,987	40.7%	$45,915	40.7%	$43,457	40.1%
Adjustments:
Amortization of completed technology	916	0.8	937	0.8	570	0.5
Purchase accounting impact on inventory and contracts acquired	—	—	184	0.2	—	—
Non-GAAP adjusted gross profit/margin percentage	$46,903	41.6%	$47,036	41.7%	$44,027	40.6%

	Brooks Life Sciences
	Quarter Ended
Dollars in thousands	March 31, 2019		December 31, 2018		March 31, 2018
GAAP gross profit/margin percentage	$34,529	40.4%	$26,166	39.3%	$18,929	39.0%
Adjustments:
Amortization of completed technology	1,875	2.2	1,070	1.6	412	0.8
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	—	—
Non-GAAP adjusted gross profit/margin percentage	$36,404	42.6%	$27,236	40.9%	$19,341	39.8%

	Brooks Semiconductor Solutions Group
	Six Months Ended
Dollars in thousands	March 31, 2019		March 31, 2018
GAAP gross profit/margin percentage	$91,901	40.7%	$81,952	40.3%
Adjustments:
Amortization of completed technology	1,853	0.8	1,103	0.5
Purchase accounting impact on inventory and contracts acquired	184	0.1	—	—
Non-GAAP adjusted gross profit/margin percentage	$93,938	41.6%	$83,055	40.8%

	Brooks Life Sciences
	Six Months Ended
Dollars in thousands	March 31, 2019		March 31, 2018
GAAP gross profit/margin percentage	$60,695	39.9%	$34,693	36.1%
Adjustments:
Amortization of completed technology	2,945	1.9	783	0.8
Purchase accounting impact on inventory and contracts acquired	—	—	1,160	1.2
Non-GAAP adjusted gross profit/margin percentage	$63,640	41.8%	$36,636	38.2%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2019	2018	2018	2019	2018	2018	2019	2018	2018
GAAP operating profit	$17,987	$16,141	$15,424	$3,143	$1,590	$1,496	$21,130	$17,731	$16,920
Adjustments:
Amortization of completed technology	916	937	570	1,875	1,070	412	2,791	2,007	982
Purchase accounting impact on inventory and contracts acquired	—	184	—	—	—	—	—	184	—
Non-GAAP adjusted operating profit	$18,903	$17,262	$15,994	$5,018	$2,660	$1,908	$23,921	$19,922	$17,902

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2019	2018	2018	2019	2018	2018	2019	2018	2018
GAAP operating profit (loss)	$21,130	$17,731	$16,920	$(7,458)	$(12,398)	$(6,599)	$13,672	$5,333	$10,321
Adjustments:
Amortization of completed technology	2,791	2,007	982	—	—	—	2,791	2,007	982
Amortization of customer relationships and acquired intangible assets	—	—	—	6,614	5,769	4,629	6,614	5,769	4,629
Restructuring charges	—	—	—	370	59	47	370	59	47
Purchase accounting impact on inventory and contracts acquired	—	184	—	—	—	—	—	184	—
Merger costs	—	—	—	36	6,354	1,646	36	6,354	1,646
Non-GAAP adjusted operating profit (loss)	$23,921	$19,922	$17,902	$(438)	$(216)	$(277)	$23,483	$19,706	$17,625

	Brooks Semiconductor Solutions Group		Brooks Life Sciences		Total Segments
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
GAAP operating profit	$34,128	$27,143	$4,733	$101	$38,861	$27,244
Adjustments:
Amortization of completed technology	1,853	1,103	2,945	783	4,798	1,886
Purchase accounting impact on inventory and contracts acquired	184	—	—	1,160	184	1,160
Non-GAAP adjusted operating profit	$36,165	$28,246	$7,678	$2,044	$43,843	$30,290

	Total Segments		Corporate		Total
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
GAAP operating profit (loss)	$38,861	$27,244	$113,735	$(11,998)	$19,004	$15,246
Adjustments:
Amortization of completed technology	4,798	1,886	—	—	4,798	1,886
Amortization of customer relationships and acquired intangible assets	—	—	12,382	9,217	12,382	9,217
Restructuring charges	—	—	429	48	429	48
Purchase accounting impact on inventory and contracts acquired	184	1,160	—	—	184	1,160
Merger costs	—	—	6,390	2,259	6,390	2,259
Non-GAAP adjusted operating profit (loss)	$43,843	$30,290	$132,936	$(474)	$43,187	$29,816